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Exhibit 10.8

JANUS CAPITAL GROUP INC.

1998 Long Term Incentive Stock Plan

(as amended and restated effective as of May 12, 2004 and January 22, 2008)

 Janus Capital Group Inc.
1998 Long Term Incentive Stock Plan

(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 12, 2004 AND JANUARY 22, 2008)

Article 1.    History, Effective Date, Objectives and Duration

        1.1    History.    Janus Capital Group Inc., a Delaware corporation (the "Company"), has established the Janus Capital Group Inc. 1998 Long Term Incentive Stock Plan, as set forth herein, and as the same may be amended from time to time (the "Plan"). The Plan was originally adopted by the Board of Directors of the Company (the "Board") and approved by the sole stockholder of the Company, Kansas City Southern Industries, Inc. ("KCSI") and by the stockholders of KCSI on July 15, 1998, to be effective as of June 1, 1998 (the "Effective Date"). Effective August 11, 1999, Section 2.14 of the Plan was amended and the Plan was renamed; effective June 15, 2000, Sections 2.51, 5.7 and 15.1 were amended; effective January 18, 2001, Sections 2.42, 2.51 and 5.6(d) were amended; effective May 9, 2001, Section 5.6(d) was amended; effective March 12, 2003, Sections 1.1 and 18.7 were amended; effective May 12, 2004, Sections 2.2, 2.5, 2.6, 2.16, 2.34, 2.42, 2.50, 3.1, 4.1, 8.3, 8.4, 8.5 and 13.3 were amended; and effective January 22, 2008, Sections 2.2, 2.6, 2.7, 2.23, 2.28, 2.40, 2.52, 5.6, 6.1, 6.4, 7.1, 7.3, 8.3, 8.6, 9.1, 9.4, 10, 12, 13.3, 14.2, and 18.9 were amended. Each such time the Plan was amended, the Plan has been restated as so amended, as set forth herein.

        1.2    Objectives of the Plan.    The Plan is intended to allow employees, directors and consultants of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, directors and consultants and retaining existing employees, directors and consultants. The Plan also is intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to provide employees, directors and consultants with an incentive for excellence in individual performance; and to promote teamwork among employees, directors and consultants.

        1.3    Duration of the Plan.    The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Incentive Stock Option be granted under the Plan on or after the date 10 years following the earlier of (i) the date the Plan was adopted and (ii) the date the Plan was approved by the stockholders of the Company.

Article 2.    Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below:

        2.1   "Article" means an Article of the Plan.

        2.2   "Award" means Options (including Incentive Stock Options), Restricted Shares (awarded as Shares or Share Units), Bonus Shares (awarded as Shares or Share Units), stock appreciation rights (SARs), Performance Units, Performance Shares or Dividend Equivalents granted under the Plan.

        2.3   "Award Agreement" means the written agreement by which an Award shall be evidenced.

        2.4   "Board" has the meaning set forth in Section 1.1.

        2.5   "Bonus Shares" means Shares or Share Units that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee, director or consultant of the Company or a Subsidiary.

        2.6   "Cause" means, unless otherwise defined in an Award Agreement or any other agreement between the Grantee and the Company or a Subsidiary,

          (a)   before the occurrence of a Change of Control, any one or more of the following, as determined by the Committee:

            (1)   a Grantee's commission of a crime which, in the judgment of the Committee, resulted or is likely to result in damage or injury to the Company or a Subsidiary;

            (2)   the material violation by the Grantee of written policies of the Company or a Subsidiary;

            (3)   the habitual neglect or failure by the Grantee in the performance of his or her duties to the Company or a Subsidiary (but only if such neglect or failure is not remedied within a reasonable remedial period after Grantee's receipt of written notice from the Company which describes such neglect or failure in reasonable detail and specifies the remedial period); or

            (4)   action or inaction by the Grantee in connection with his or her duties to the Company or a Subsidiary resulting, in the judgment of the Committee, in material injury to the Company or a Subsidiary; and

          (b)   from and after the occurrence of a Change of Control, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

            (1)   Grantee's conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material damage or injury, financial or otherwise, to the Company;

            (2)   a demonstrably willful and deliberate act or failure to act which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes material damage or injury, financial or otherwise, to the Company (but only if such act or inaction is not remedied within 15 business days of Grantee's receipt of written notice from the Company which describes the act or inaction in reasonable detail); or

            (3)   the consistent gross neglect of duties or consistent wanton negligence by the Grantee in the performance of the Grantee's duties (but only if such neglect or negligence is not remedied within a reasonable remedial period after Grantee's receipt of written notice from the Company which describes such neglect or negligence in reasonable detail and specifies the remedial period).

        2.7   "Change of Control" means, unless otherwise defined in an Award Agreement, any one or more of the following:

          (a)   the acquisition or holding by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), other than by the Company or any Subsidiary or any employee benefit plan of the Company or a Subsidiary (and other than by KCSI prior to the Spin-off Distribution), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 20% or more of the then-outstanding Common Stock or the then-outstanding Voting Power of the Company; provided, however, that no Change of Control shall occur solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares and the then-outstanding Voting Power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the then-outstanding Common Stock and Voting Power of the Company immediately before such acquisition, in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then-outstanding Common Stock and Voting Power of the Company; or

          (b)   individuals who, as of the date of the Spin-off Distribution, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 75% of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company's stockholders was approved by at least 75% of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the 1934 Act) or "tender offer" (as such term is used in Section 14(d) of the 1934 Act) or a proposed Extraordinary Transaction (as defined below)) shall be deemed to be a member of the Incumbent Board; or

          (c)   approval by the stockholders of the Company of any one or more of the following:

            (1)   a merger, reorganization, consolidation or similar transaction (any of the foregoing, an "Extraordinary Transaction") with respect to which persons who were the respective beneficial owners of the then-outstanding Common Stock and Voting Power of the Company immediately before such Extraordinary Transaction would not, if such Extraordinary Transaction were to be consummated immediately after such stockholder approval (but otherwise in accordance with the terms presented in writing to the stockholders of the Company for their approval), beneficially own, directly or indirectly, more than 60% of both the then-outstanding common shares and the then-outstanding Voting Power of the corporation resulting from such Extraordinary Transaction, in substantially the same proportions as their respective ownership, immediately before such Extraordinary Transaction, of the then-outstanding Common Stock and Voting Power of the Company,

            (2)   a liquidation or dissolution of the Company, or

            (3)   the sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions.

Notwithstanding the above, for each Award subject to Section 409A of the Code, a Change of Control shall be deemed to have occurred under this Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

        2.8   "Change of Control Value" means the Fair Market Value of a Share on the date of a Change of Control.

        2.9   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor code

        2.10 "Committee," "Plan Committee" and "Management Committee" have the meanings set forth in Article 3.

        2.11 "Common Stock" means the common stock, $.01 par value, of the Company.

        2.12 "Company" has the meaning set forth in Section 1.1.

        2.13 "Covered Employee" means a Grantee who, as of the date that the value of an Award is recognizable as taxable income, is one of the group of "covered employees," within the meaning of Code Section 162(m).

        2.14 "Disability" means, unless otherwise defined in an Award Agreement, for purposes of the exercise of an Incentive Stock Option after Termination of Affiliation, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, means total disability as determined for purposes of the long term disability plan of Company or any Subsidiary or other employer of the

Grantee and disability shall be deemed to occur for purposes of the Plan on the date such determination of disability is made.

        2.15 "Disqualifying Disposition" has the meaning set forth in Section 6.4.

        2.16 "Dividend Equivalents" has the meaning set forth in Section 13.3.

        2.17 "Effective Date" has the meaning set forth in Section 1.1.

        2.18 "Eligible Person" means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability, (ii) any director of the Company or any Subsidiary and (iii) any person performing services for the Company or a Subsidiary in the capacity of a consultant. Solely for purposes of granting KCSI Substitute Options (as defined in Section 6.3), Eligible Person shall also include any person who holds a KCSI Option (as defined in Section 6.3) as of the date that a KCSI Substitute Option is granted.

        2.19 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

        2.20 "Extraordinary Transaction" has the meaning set forth in Section 2.7.

        2.21 "Fair Market Value" means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (B) with respect to Shares, unless otherwise determined by the Committee, as of any date, (i) the average of the high and low trading prices on the date of determination on the New York Stock Exchange (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the average of the high and low trading prices of the Shares on such other national exchange on which the Shares are principally traded or as reported by the National Market System, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined by the Committee.

        2.22 "Freestanding SAR" means an SAR that is granted independently of any other Award.

        2.23 "Good Reason" means, unless otherwise defined in an Award Agreement, the occurrence after a Change of Control, without a Grantee's prior written consent, of any one or more of the following unless the Company remedies such event within sixty (60) days after the Grantee provides a detailed notice to the Company of the acts or omissions resulting in the Grantee's belief that "Good Reason" exists (which such notice must be provided to the Company within ninety (90) days of the event):

            (a)   the assignment to the Grantee of any duties which result in a material adverse change in the Grantee's position (including status, offices, titles, and reporting requirements), authority, duties, or other responsibilities with the Company, or any other action of the Company which results in a material adverse change in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by the Grantee,

            (b)   any relocation of the Grantee of more than 40 miles from the place where the Grantee was located at the time of the Change of Control, provided that such relocation results in a material negative change to the Grantee's employment, or

            (c)   a material reduction or elimination of any component of the Grantee's rate of compensation, including (x) base salary, (y) any incentive payment or (z) benefits or prerequisites which the Grantee was receiving immediately prior to a Change of Control.

        2.24 "Grant Date" has the meaning set forth in Section 5.2.

        2.25 "Grantee" means an individual who has been granted an Award.

        2.26 "Incentive Stock Option" means an option granted under Article 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provisions thereto.

        2.27 "including" or "includes" means "including, without limitation," or "includes, without limitation," respectively.

        2.28 ""Option" means an option granted under Article 6 of the Plan.

        2.29 "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

        2.30 "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Committee prior to the expiration date of such Option then in effect.

        2.31 "Outside Director" means a member of the Board who is not an employee of the Company or any Subsidiary and who meets the other requirements to be an outside director (as that term is defined for purposes of the regulations under Code section 162(m)).

        2.32 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

        2.33 "Performance Period" has the meaning set forth in Section 9.2.

        2.34 "Performance Share" or "Performance Unit" has the meaning set forth in Article 9.

        2.35 "Period of Restriction" means the period during which the transfer of Restricted Shares is limited in some way (the length of the period being based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

        2.36 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        2.37 "Plan" has the meaning set forth in Section 1.1.

        2.38 "Required Withholding" has the meaning set forth in Article 16.

        2.39 "Restricted Shares" means Shares or Share Units that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares or Share Units.

        2.40 "Retirement" means, for any Grantee who is a director of the Company or an employee of the Company or a Subsidiary, (A) for any Award other than a Share Unit, a Termination of Affiliation by the Grantee upon having both attained age fifty-five (55) and completed at least ten (10) years of service with the Company or a Subsidiary, including any years of service such employee may have had with KCSI; or (B) for any Share Unit, having both attained age fifty-five (55) and completed at least ten (10) years of service with the Company or a Subsidiary.

        2.41 "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

        2.42 "SAR" means a stock appreciation right.

        2.43 "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

        2.44 "Section" means, unless the context otherwise requires, a Section of the Plan.

        2.45 "Section 16 Person" means a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

        2.46 "Share" means a share of Common Stock.

        2.47 "Share Unit" means a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in the form of Common Stock, cash or any combination of the foregoing.

        2.48 "Spin-off Distribution" means the distribution by KCSI of at least 80% of the outstanding Shares, as a result of which the Company ceases to be a subsidiary of KCSI.

        2.49 "Strike Price" of any SAR shall equal, for any Tandem SAR (whether such Tandem SAR is granted at the same time as or after the grant of the related Option), the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement.

        2.50 "Subsidiary" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition) and, for all other purposes, a United States or foreign corporation or limited liability company, partnership or other similar entity with respect to which the Company owns, directly or indirectly, 50% (or such lesser percentage as the Committee may specify, which percentage may be changed from time to time and may be different for different entities) or more of the Voting Power of such corporation, limited liability company, partnership or other similar entity and "Consolidated Subsidiary" means a Subsidiary that is consolidated with the Company for financial reporting purposes.

        2.51 "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require cancellation of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).

        2.52 "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, director or consultant, or with respect to an individual who is an employee or director of, or consultant to, a corporation which is a Subsidiary, the first day on which such corporation ceases to be a Subsidiary; provided, however, that for each Award subject to Section 409A of the Code, a Termination of Affiliation shall be deemed to have occurred under this Plan with respect to such Award on the first day on which an individual has experienced a "separation from service" within the meaning of Section 409A of the Code.

        2.53 "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

        2.54 "Voting Power" means the combined voting power of the then-outstanding securities of a corporation entitled to vote generally in the election of directors.

Article 3.    Administration

  3.1   Committee

        (a)   Subject to Article 15, and to Section 3.2, the Plan shall be administered by the Board, or a committee appointed by the Board to administer the Plan ("Plan Committee"). To the extent the Board considers it desirable to comply with or qualify under Rule 16b-3 or meet the Performance-Based Exception, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as Outside Directors and "non-employee directors" within the meaning of Rule 16b-3. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

        (b)   The Board or the Plan Committee may appoint and delegate to another committee ("Management Committee") any or all of the authority of the Board or the Plan Committee, as applicable, with respect to Awards to Grantees other than Grantees who are Section 16 Persons at the time any such delegated authority is exercised. With respect to Awards that are intended to meet the Performance-Based Exception and that are made to a Grantee who is expected to be a Covered Employee, such delegation shall not include any authority, which if exercised by the Management Committee rather than by the Plan Committee, would cause the Grantee's Award to fail to meet the Performance-Based Exception.

        (c)   Any references herein to "Committee" are references to the Board, or the Plan Committee or the Management Committee, as applicable.

  3.2   Powers of Committee

        Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

          (a)   to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the benefit payable under any SAR, Performance Unit or Performance Share, and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

          (b)   to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

          (c)   to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

          (d)   to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

          (e)   to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (i) does not adversely affect the rights of the Grantee, or (ii) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

          (f)    to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefore;

          (g)   to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

          (h)   subject to Sections 1.3 and 5.3, to extend the time during which any Award or group of Awards may be exercised;

          (i)    to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

          (j)    to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

          (k)   to take any other action with respect to any matters relating to the Plan for which it is responsible.

        All determinations on all matters relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee, and all such determinations of the Committee shall be final, conclusive and binding on all Persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

Article 4.    Shares Subject to the Plan and Maximum Awards

        4.1    Number of Shares Available for Grants.    Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under the Plan shall be 30,000,000, and the number of Shares for which Awards (other than KCSI Substitute Options, as defined in Section 6.3) may be granted to any Grantee on any Grant Date, when aggregated with the number of Shares for which Awards (other than KCSI Substitute Options) have previously been granted to such Grantee in the same calendar year, shall not exceed one percent (1%) of the total Shares outstanding as of such Grant Date; provided, however, that the total number of Shares for which Awards (other than KCSI Substitute Options) may be granted to any Grantee in any calendar year shall not exceed 2,000,000. For purposes of determining the maximum for a Grantee under the preceding sentence, any award of Shares that the Grantee receives under the Company's Employment Inducement Award Plan shall be treated as if it were an Award of Shares under this Plan. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination shall again be available for grant under the Plan. If any Shares (whether subject to or received pursuant to an Award granted hereunder, purchased on the open market, or otherwise obtained) are withheld, applied as payment, or sold pursuant to procedures approved by the Committee and the proceeds thereof applied as payment in connection with the exercise of an Award or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for grant under the Plan. The Committee may from time to time determine the appropriate methodology for calculating the number of Shares (i) issued pursuant to the Plan, and (ii) granted to any Grantee pursuant to the Plan. Shares issued pursuant to the Plan may be treasury Shares or newly-issued Shares.

        4.2    Adjustments in Authorized Shares.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that occurs at any time after the Spin-off Distribution affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Article 5.    Eligibility and General Conditions of Awards

        5.1    Eligibility.    The Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

        5.2    Grant Date.    The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee.

        5.3    Maximum Term.    The Option Term or other period during which an Award may be outstanding shall under no circumstances extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein provided; provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to Article 12 may, if so permitted or required by the Committee, extend more than 10 years after the Grant Date of the Award to which the deferral relates.

        5.4    Award Agreement.    To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

        5.5    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

        5.6    Termination of Affiliation.    Except as otherwise provided in an Award Agreement, and subject to the provisions of Section 14.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

          (a)    For Cause.    If a Grantee has a Termination of Affiliation for Cause, (i) the Grantee's Restricted Shares that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee; and (ii) any unexercised Option, or SAR, and any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

          (b)    On Account of Death or Disability.    If a Grantee has a Termination of Affiliation on account of death or Disability, then:

            (1)   the Grantee's Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

            (2)   any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, may be exercised, in whole or in part, within the first 12 months after such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee's beneficiary designated in accordance with Article 11; and

            (3)   the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation on account of death or Disability shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:

              (i)    a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

              (ii)   a percentage determined by the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period.

          (c)    On Account of Retirement.    Upon Grantee's Retirement, then:

            (1)   the Grantee's Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

            (2)   any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, may be exercised, in whole or in part, within the first five years after such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee's beneficiary designated in accordance with Article 11; and

            (2)   the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation on account of Retirement shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:

              (i)    a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

              (ii)   a percentage determined by the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period.

          (d)    Any Other Reason.    If a Grantee has a Termination of Affiliation for any reason other than for Cause, death, Disability or Retirement, then:

            (1)   the Grantee's Restricted Shares, to the extent forfeitable on the date of the Grantee's Termination of Affiliation, shall be forfeited on such date;

            (2)   any unexercised Option or SAR, to the extent exercisable immediately before the Grantee's Termination of Affiliation, may be exercised in whole or in part, not later than three months after such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee's beneficiary designated in accordance with Article 11;

            (3)   if such Termination of Affiliation is the result of the Grantee's termination of employment by the Corporation or a Consolidated Subsidiary (other than for Cause), then, in addition to giving effect to the immediately preceding clause (2), the portion of any Option that was not exercisable immediately before the Grantee's Termination of Affiliation, may be exercised in whole or in part, not later than three months after such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee's beneficiary designated in accordance with Article 11; and

            (4)   any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.

  5.7   Nontransferability of Awards.

        (a)   Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative.

        (b)   Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

        (c)   To the extent and in the manner permitted by the Committee, and subject to such terms, conditions, restrictions or limitations that may be prescribed by the Committee, a Grantee may transfer an Award (other than an Incentive Stock Option) to (i) a spouse, sibling, parent, child (including an adopted child) or grandchild (any of which, an "Immediate Family Member") of the Grantee; (ii) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members of the Grantee; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee.

        5.8    Cancellation and Rescission of Awards.    Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation for Cause.

        5.9    Loans and Guarantees.    The Committee may, subject to applicable law, (i) allow a Grantee to defer payment to the Company of all or any portion of the Option Price of an Option or the purchase price of Restricted Shares, or (ii) cause the Company to loan to the Grantee, or guarantee a loan from a third party to the Grantee for, all or any portion of the Option Price of an Option or the purchase price of Restricted Shares or all or any portion of any taxes associated with the exercise of, nonforfeitability of, or payment of benefits in connection with, an Award. Any such payment deferral, loan or guarantee by the Company shall be on such terms and conditions as the Committee may determine.

Article 6.    Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without in any manner limiting the generality of the foregoing, and in a manner intended to comply with Section 409A of the Code, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

        6.3    Option Price.    The Option Price of an Option under this Plan shall be determined by the Committee, and shall be equal to or more than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option that is (i) granted to a Grantee in connection with the Spin-off Distribution, (ii) associated with an option to purchase shares of stock of KCSI ("KCSI Option") held by such Grantee immediately prior to such Spin-off Distribution, and (iii) intended to preserve for the Grantee the economic value of all or a portion of such KCSI Option ("KCSI Substitute Option") may, to the extent necessary to achieve such preservation of economic value, be granted with an Option Price that is less than 100% of the Fair Market Value of a Share on the Grant Date; and provided, further, that any Option that is (x) granted to a Grantee in connection with the acquisition ("Acquisition"), however effected, by the Company of another corporation or entity ("Acquired Entity") or the assets thereof, (y) associated with an option to purchase shares of stock of the Acquired Entity or an affiliate thereof ("Acquired Entity Option") held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option ("Substitute Option") may, to the extent necessary to achieve such preservation of economic value, be granted with an Option Price that is less than 100% of the Fair Market Value of a Share on the Grant Date.

        6.4    Grant of Incentive Stock Options.    At the time of the grant of any Option, the Committee may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option shall, to the extent required by Section 422 of the Code:

          (a)   if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

          (b)   be exercisable for a period of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (c)   not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

          (d)   if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year ("Current Grant") and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during the same calendar year ("Prior Grants") would exceed the $100,000 Limit be exercisable as follows:

            (1)   the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

            (2)   if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as an Option which is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

          (e)   be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

          (f)    by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, in any manner permitted by the Plan and specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death.

        Any Option designated as an Incentive Stock Option shall also require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 days of such Disqualifying Disposition.

        Notwithstanding the foregoing and Section 3.2(e), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

        6.5    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the Committee:

          (a)   cash, personal check or wire transfer;

          (b)   Shares, valued at their Fair Market Value on the date of exercise;

          (c)   Restricted Shares, each such Share valued at the Fair Market Value of a Share on the date of exercise;

          (d)   subject to applicable law, pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise; or

          (e)   when permitted by the Committee, payment may also be made in accordance with Section 5.9.

        If any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.    Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof.

        The Committee shall determine the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of the Plan, the other terms and conditions pertaining to such SARs. The Strike Price shall be determined by the Committee, and shall be equal to or more than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that an Option that is (x) granted to a Grantee in connection with the acquisition ("Acquisition"), however effected, by the Company of another corporation or entity ("Acquired Entity") or the assets thereof, (y) associated with an option to purchase shares of stock of the Acquired Entity or an affiliate thereof ("Acquired Entity Option") held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option ("Substitute Option") may, to the extent necessary to achieve such preservation of economic value, be granted with an option price that is less than 100% of the Fair Market Value of a Share on the Grant Date, provided that such grant is made in a manner that will not result in the Substitute Option being subject to the requirements of Section 409A of the Code.

        7.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Award upon the surrender of the right to exercise the equivalent portion of the related Award. A Tandem SAR may be exercised only with respect to the Shares for which its related Award is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR, (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option.

        7.3    Payment of SAR Amount.    Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a)   the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price;

by

          (b)   the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. As provided by the Committee, the payment upon SAR exercise shall either be in cash or in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

Article 8.    Restricted Shares

        8.1    Grant of Restricted Shares.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

        8.2    Award Agreement.    Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary and/or individual), time-based restrictions on vesting, and/or restrictions under applicable securities laws.

        8.3    Consideration.    The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares. Such payment shall be made in full by the Grantee before the delivery of the shares or share units and in any event no later than 10 business days after the Grant Date for such shares or share units.

        8.4    Effect of Forfeiture.    If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or share units or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share or Share Unit on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the

Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

        8.5    Escrow; Legends.    The Committee may provide that any certificates for Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause any certificates for such shares to be issued without such legend.

Article 9.    Performance Units and Performance Shares

        9.1    Grant of Performance Units and Performance Shares.    Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. If such Performance Units or Performance Shares are subject to Section 409A of the Code, the provisions of such Performance Units or Performance Shares shall comply with the requirements set forth in Section 409A of the Code.

        9.2    Value/Performance Goals.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Grantee. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

        9.3    Earning of Performance Units and Performance Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

        9.4    Form and Timing of Payment of Performance Units and Performance Shares.    Payment of earned Performance Units or Performance Shares shall be made in a lump sum as soon as practicable following the close of the applicable Performance Period, but in no event later than seventy-five (75) days following the close of the Performance Period. The Committee may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        As determined by the Committee, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

Article 10.    Bonus Shares

        Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee. The terms of such Bonus Shares shall be set forth in the Award Agreement pertaining to the grant of the Award. If such Bonus Shares are subject to Section 409A of the Code, the provisions of such Bonus Shares shall comply with the requirements set forth in Section 409A of the Code.

Article 11.    Beneficiary Designation

        Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

Article 12.    Deferrals

        The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, or the grant of Bonus Shares. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals; provided, however, to the extent that such deferral is subject to Section 409A of the Code, the rules and procedures established by the Committee shall comply with Section 409A of the Code. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee's Termination of Affiliation.

Article 13.    Rights of Employees/Directors/Consultants

        13.1    Employment.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee's employment, directorship or consultancy at any time, nor confer upon any Grantee the right to continue in the employ or as a director or consultant of the Company.

        13.2    Participation.    No employee, director or consultant shall have the right to be selected to receive an Award under the Plan or, having been so selected, to be selected to receive a future Award.

        13.3    Dividend Equivalents.    Subject to the provisions of the Plan and any Award, the recipient of an Award (including any Award deferred in accordance with procedures established pursuant to Article 12) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on shares of Common Stock ("Dividend Equivalents") with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested; provided, however, that if such payment of dividends or Dividend Equivalents would be subject to Section 409A of the Code, no such payment may be made if it would fail to comply with the requirements set forth in Section 409A of the Code.

Article 14.    Change of Control

        14.1    Change of Control.    Except as otherwise provided in an Award Agreement, if a Change of Control occurs, then:

          (a)   the Grantee's Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

          (b)   any unexercised Option or SAR, whether or not exercisable on the date of such Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part; and

          (c)   the Company shall immediately pay to the Grantee, with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Change of Control, a cash payment equal to the product of (i) in the case of a Performance Share, the Change of Control Value or (ii) in the case of a Performance Unit, the value of the Performance Unit specified in the Award Agreement, as applicable, multiplied successively by each of the following:

            (1)   a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Change of Control and the denominator of which is the number of whole and partial months in the Performance Period; and

            (2)   a percentage equal to a greater of (x) the target percentage, if any, specified in the applicable Award Agreement or (y) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change of Control would continue until the end of the Performance Period.

        14.2    Section 409A Exception.    With respect to each Award that is subject to Section 409A of the Code, if a Change of Control would have occurred under the Plan pursuant to the definition in Section 2.7 except that such Change of Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A of the Code, then each such Award shall become vested and non-forfeitable; provided, however, that the Grantee shall not be able to exercise the Award, and the Award shall not become payable, except in accordance with the terms of such Award or until such earlier time as the exercise and/or payment complies with Section 409A of the Code.

Article 15.    Amendment, Modification, and Termination

        15.1    Amendment, Modification, and Termination.    Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders. The Board may delegate to the Plan Committee any or all of the authority of the Board under Section 15.1 to alter, amend, suspend or terminate the Plan.

        15.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of the Performance-Based Exception.

        15.3    Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 16.    Withholding

        16.1    Withholding

          (a)    Mandatory Tax Withholding.

            (1)   Whenever, under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, or if determined by the Committee, Mature Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto ("Required Withholding"), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or (iii) any combination of the foregoing.

            (2)   Any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

          (b)    Elective Share Withholding.

            (1)   Subject to subsection 16.1(b)(2), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares subject to an Award upon the exercise of such Award or upon Restricted Shares becoming non-forfeitable or upon making an election under Section 83(b) of the Code (each, a "Taxable Event") having a Fair Market Value equal to (i) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

            (2)   Each Share Withholding election shall be subject to the following conditions:

              (i)    any Grantee's election shall be subject to the Committee's discretion to revoke the Grantee's right to elect Share Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

              (ii)   the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

              (iii)  the Grantee's election shall be irrevocable.

        16.2    Notification under Code Section 83(b).    If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

Article 17.    Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

Article 18.    Additional Provisions

        18.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

        18.2    Severability.    If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

        18.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

        18.4    Securities Law Compliance.

        (a)   If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

        (b)   If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company's equity securities are listed, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

        18.5    No Rights as a Stockholder.    A Grantee shall not have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award

Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may provide for payment of interest on deferred cash dividends.

        18.6    Nature of Payments.    Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit- sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

        18.7    Performance Measures.    Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 18.7, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following:

  (a)
  stock price;

  (b)
  market share;

  (c)
  sales (gross or net);

  (d)
  asset quality;

  (e)
  non-performing assets;

  (f)
  earnings per share;

  (g)
  return on equity;

  (h)
  costs;

  (i)
  operating income;

  (j)
  net income;

  (k)
  marketing-spending efficiency;

  (l)
  return on operating assets;

  (m)
  return on assets;

  (n)
  core non-interest income;

  (o)
  fund performance

  (p)
  pre-tax margin

  (q)
  pre-tax income; and/or

  (r)
  levels of cost savings.

        Any of the foregoing performance measures may be applied, as determined by the Committee, in respect of the Company or any of its subsidiaries, affiliates, business units or divisions and/or the Company's or any of its subsidiary's, affiliate's, business unit's or division's worldwide, regional or country specific operations (or any combination of the foregoing). Performance measures shall specify whether they are to be measured relative to budgeted or other internal goals, operations, performance or results of the Company and/or any of its subsidiaries, affiliates, business units or divisions, or relative to the performance of one or more peer groups of the Company and/or any of its subsidiaries, affiliates, business units or divisions, with the composition of any such peer groups to be determined by the Committee at the time the performance measure is established. Performance measures may be stated in the alternative or in combination. The Committee shall have the right but not the obligation to make adjustments to a performance measure to take into account any unusual or extraordinary events, to the extent not inconsistent with the requirements of the Performance-Based Exception.

        The Committee may adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward without the approval of the Company's stockholders (the Committee may adjust such Awards downward).

        In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

        18.8    Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware other than its laws respecting choice of law.

        18.9    Code Section 409A Compliance.    Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

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  Exhibit 10.8
Table of Contents
Janus Capital Group Inc. 1998 Long Term Incentive Stock Plan (AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 12, 2004 AND JANUARY 22, 2008)
  Article 1. History, Effective Date, Objectives and Duration
  Article 2. Definitions
  Article 3. Administration
  Article 4. Shares Subject to the Plan and Maximum Awards
  Article 5. Eligibility and General Conditions of Awards
  Article 6. Stock Options
  Article 7. Stock Appreciation Rights
  Article 8. Restricted Shares
  Article 9. Performance Units and Performance Shares
  Article 10. Bonus Shares
  Article 11. Beneficiary Designation
  Article 12. Deferrals
  Article 13. Rights of Employees/Directors/Consultants
  Article 14. Change of Control
  Article 15. Amendment, Modification, and Termination
  Article 16. Withholding
  Article 17. Successors
  Article 18. Additional Provisions